Exhibit 10.2

AMENDMENT TO INDEPENDENT CONTRACTOR CONSULTANCY AGREEMENT
This Amendment to Independent Contractor Consultancy Agreement (the “Amendment”) is made and entered into as of June 2, 2017 and effective March 1, 2017 (the “Effective Date”) by and between Ross Stores, Inc. (“Company” or “Ross”) and Norman A. Ferber, an individual (“Contractor” or “Ferber”), and amends the Amended and Restated Independent Contractor Consultancy Agreement entered into by the Company and Contractor effective as of January 6, 2010 and subsequently amended effective January 30, 2012 and February 17, 2015 (collectively, the “Agreement”) as follows:

1.	Section 2.1 of the Agreement is hereby amended by replacing the phrase “$1,523,000” with the phrase “$1,616,000”.

2.	Section 2.3 of the Agreement is hereby amended by replacing both references therein to the phrase “May 31, 2018” with the phrase “May 31, 2019”.

3.	Section 3.2 of the Agreement is hereby amended by inserting the following provision at the end thereof:
“The Company will provide office space to Contractor for purposes of his providing the services specified herein, and Contractor shall not be required to reimburse the Company for the rental value of such office space.”

4.	Section 8.1 of the Agreement is hereby amended by replacing the phrase “May 31, 2018” with the phrase “May 31, 2019”.

5.	Except as so amended, the Agreement remains in full force and effect.
IN WITNESS WHEREOF, the parties have executed this Amendment to the Agreement as of the first date first written above.

Company:		Contractor:
ROSS STORES, INC.		NORMAN A. FERBER

By:	/s/G. Orban	/s/Norman A. Ferber
George P. Orban
Chairman, Compensation Committee